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                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT



                                                         State of Jurisdiction
Subsidiary                                                  of Incorporation
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First Midwest Bank, N.A.                                        Illinois

First Midwest Insurance Company                                 Arizona

First Midwest Trust Company, N.A.                               Illinois

First Midwest Mortgage Corporation                              Illinois

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